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                                                                      Exhibit 99

ReliaStar Media contact:     Arlene Wheaton               For immediate release:
                             (612) 372-5784               ---------------------
ReliaStar Investor contact:  Karin E. Glasgow             July 27, 2000
                             (612) 342-3979



            RELIASTAR SHAREHOLDERS APPROVE ING ACQUISITION OF COMPANY
            ---------------------------------------------------------


     MINNEAPOLIS - ReliaStar Financial Corp. (NYSE: RLR) announced that ReliaStar shareholders voted to approve the proposed acquisition of ReliaStar Financial and its family of companies by ING Groep N.V., a global integrated financial services company based in Amsterdam.

     As announced May 1 and pending regulatory approvals, ING Groep N.V. will acquire ReliaStar for a total purchase price of $5.1 billion plus the assumption of $1 billion in debt. All ReliaStar shareholders, other than ReliaStar's ESOP (Employee Stock Ownership Program), will receive $54 in cash. Shares held by ReliaStar's ESOP will be exchanged for ING ADRs (American Depository Receipts) with a value of $54. The transaction is expected to close in early September following the receipt of all necessary regulatory approvals.

     "We're extremely pleased to have found a partner that will deliver maximum value for our shareholders and at the same time maximize the growth opportunities for our businesses, our distributors and our employees," said John
G. Turner, ReliaStar chairman and chief executive officer. "This combination with ING, a global financial services leader with a growing presence in the United States, will give ReliaStar businesses the scale to compete along with a broader portfolio of products."

     ING Groep is active in banking, insurance and asset management in more than 60 countries and has nearly 90,000 employees. ING provides a full range of integrated financial services to private, corporate and institutional clients through a variety of distribution channels. ING Groep is Europe's fifth largest financial institution in terms of market capitalization. ING's U.S. operations are based in Atlanta.


                                     -more-
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SHAREHOLDERS APPROVE ING ACQUISITION OF RELIASTAR, PG. 2 0F 2

     ReliaStar Financial Corp. is a Minneapolis-based holding company whose subsidiaries offer individuals and institutions life insurance and annuities, employee benefits products and services, retirement plans, life and health reinsurance, mutual funds, and bank and trust products. ReliaStar Financial, a Fortune 500 company, is the eighth largest publicly held life insurance holding company in the United States based on 1999 revenues, and has $38.4 billion in assets under management and its subsidiaries have life insurance in force of $369.4 billion.


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All statements in the report relative to markets for the Company's products and trends in the Company's operations or financial results, as well as other statements including words such as "anticipate," "believe," "expect," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: legislative or regulatory changes affecting financial institutions and the acquisition of such companies, and events which would affect the company's sales, profits, financial condition or prospects, including general economic conditions and other factors, prevailing interest rate levels and stock market performance, the market value of the Company's investments and the lapse rate and profitability of the Company's policies; the Company's ability to achieve anticipated levels of operating efficiencies; mortality and morbidity; changes in federal income tax laws that may affect the relative tax advantages of some of the Company's products; and regulatory changes or actions, including those relating to regulation of financial services affecting bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of insurance products.